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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Golden Minerals Company of our report dated March 8, 2012 relating to the financial statements of Golden Minerals Company as of and for the years ended December 31, 2011 and 2010 and the related consolidated statements of operations and comprehensive income (loss), of changes in equity (deficit) and of cash flows for the period March 25, 2009 through December 31, 2009 and the effectiveness of internal control over financial reporting of Golden Minerals Company and our report of Apex Silver Mines Limited dated February 22, 2010, relating to the consolidated statements of operations and comprehensive income (loss), of changes in equity (deficit) and of cash flows for the period from January 1, 2009 to March 24, 2009, which appear in Golden Minerals Company's Annual Report on Form 10-K for the year ended December 31, 2011. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Denver, Colorado
March 8, 2012

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM